UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2021 (March 30, 2021)

Watford Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-38788	98-1155442
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices)

(441) 278-3455
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WTRE	Nasdaq Global Select Market

8½% Cumulative Redeemable Preference Shares	WTREP	The Nasdaq Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 30, 2021, Watford Holdings Ltd. (the “Company”) held its special general meeting of shareholders (the “Special General Meeting”) to consider and act upon (i) the approval and adoption of the Agreement and Plan of Merger dated as of October 9, 2020, as amended by Amendment No. 1 thereto dated November 2, 2020 (the “Merger Agreement”), and the related statutory merger agreement, by and among the Company, Arch Capital Group Ltd. (“Arch”), a Bermuda exempted company, and Greysbridge Ltd., a Bermuda exempted company limited by shares and wholly-owned subsidiary of Greysbridge Holdings Ltd., a newly-formed company organized by Arch for the purpose of facilitating the merger, and the transactions contemplated thereby, including the merger (the “Merger Proposal”) and (ii) the approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the named executive officers of the Company in connection with the merger (the “Compensation Advisory Proposal”).

Approval of (i) the Merger Proposal required the affirmative votes of shares carrying not less than 50% of the total voting rights of all issued and outstanding common shares and preference shares, voting together as a single class and (ii) the Compensation Advisory Proposal required the affirmative vote of a majority of the votes cast by the holders of common shares. Holders of 13,638,070 common shares issued and outstanding and 618,042 preference shares issued and outstanding, in each case as of the record date of February 17, 2021 for the Special General Meeting, were present in person or by proxy at the Special General Meeting, representing approximately 64.7% of all outstanding common shares and preference shares, voting as a single class, entitled to vote on the Merger Proposal and approximately 68.6% of all outstanding common shares entitled to vote on the Compensation Advisory Proposal, and constituting a quorum for all matters presented at the Special General Meeting.

The final voting results for each proposal, as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 19, 2021, follow below:

1.	The Merger Proposal.

Votes For	13,600,405
Votes Against	296,940
Abstentions	358,767
Broker Non-Votes	0

The Merger Proposal was approved by the holders of the Company’s common shares and preference shares.

2.	The Compensation Advisory Proposal.

Votes For	12,813,114
Votes Against	366,720
Abstentions	458,236
Broker Non-Votes	0

The Compensation Advisory Proposal was approved by the holders of the Company’s common shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2021

WATFORD HOLDINGS LTD.

By:	/s/ Jonathan D. Levy
	Name:	Jonathan D. Levy
	Title:	Chief Executive Officer

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